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[KPMG LOGO]                                                        Exhibit 23.01

     600 Anton Boulevard
     Suite 700
     Costa Mesa, CA 92626-7651


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Endocare, Inc.;


We consent to the incorporation by reference in the registration statements (No. 333-30405, No. 333-81846 and No. 333-84926) on Form S-8 and (No. 333-69748) on
Form S-3/A of Endocare, Inc., of our report dated February 19, 2002, except as to notes 1 and 15, which are as of March 25, 2002, relating to the consolidated balance sheets of Endocare, Inc. as of December 31, 2000 and 2001, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Endocare, Inc.

                                    KPMG LLP

Costa Mesa, California
March 27, 2002